Exhibit 99.1

Carbon Black Announces First Quarter 2018 Financial Results

First Quarter 2018 Total Revenue of $48.4 million, up 35% Year-over-Year

First Quarter 2018 Cloud Revenue of $11.7 million, up 195% Year-over-Year

Ended the quarter with 4,006 total customers, including 1,870 cloud customers

Waltham, Mass. - June 7, 2018 - Carbon Black, Inc. (NASDAQ: CBLK), a leader in next-generation endpoint security, today announced its financial results for the first quarter ended March 31, 2018.

“We began 2018 with strong financial and operational results highlighted by 195% cloud revenue growth,” said Patrick Morley, President and Chief Executive Officer of Carbon Black. “Our performance was driven by growing demand for our next-generation endpoint security platform, the Cb Predictive Security Cloud. The PSC protects customers from today’s most advanced cyber threats, including ransomware and new types of attacks that have never been seen before and are undetectable by legacy AV products.”

Morley continued, “The Cb Predictive Security Cloud platform leverages our unique ability to capture and analyze unfiltered endpoint data, positioning us to disrupt a $19 billion addressable market comprised of endpoint security market and adjacent categories. Our successful IPO provides significant resources to pursue our long-term growth strategy, which we believe will increase the value we deliver to customers and generate attractive returns for shareholders.”

First Quarter 2018 Financial Highlights

• Revenue: Total revenue was $48.4 million in the first quarter fiscal 2018, an increase of 35% year-over-year. Subscription revenue was $45.4 million, an increase of 38% year-over-year, and services revenue was $3.0 million, an increase of 4% year-over-year.

• Gross Profit: Gross profit was $38.2 million in the first quarter fiscal 2018, representing a 78.9% gross margin, consistent with the year-ago period. Non-GAAP gross profit was $38.7 million, representing an 80.0% non-GAAP gross margin.

• Loss from Operations: Loss from operations was ($17.8) million in the first quarter fiscal 2018, compared to ($12.5) million in the year-ago period. Non-GAAP loss from operations was ($11.1) million, compared to ($9.9) million in the year-ago period.

• Net Loss: Net loss was ($20.6 million). Net loss attributable to common stockholders was ($60.6) million, or ($5.38) per share based on 11.3 million weighted-average shares outstanding, in the first quarter fiscal 2018. Net loss attributable to common stockholders includes ($40.0) million of accretion of preferred stock to redemption value. In the year ago period, net loss was ($12.4) million and net loss attributable to common stockholders was ($24.1) million, or ($2.40) per share based on 10.0 million weighted-average shares outstanding. Non-GAAP net loss was ($11.0) million, or ($0.98) per share based on 11.3 million weighted-average shares outstanding. This compares to ($10.0) million, or ($0.99) per share based on 10.0 million non-GAAP weighted-average shares outstanding, in the year-ago period.

• Cash Flow: As of March 31, 2018, Carbon Black had $33.7 million in cash and cash equivalents. During the three months ended March 31, 2018, Carbon Black used ($0.8) million of cash in operations and ($1.8) million in capital expenditures and capitalized software development costs, leading to negative free cash flow of ($2.6) million, compared to negative free cash flow of ($8.1) million in the year-ago period. Subsequent to the end of the quarter, the company closed its initial public offering of common stock on May 8, 2018, which generated proceeds, net of underwriting discounts and commissions, of $162.6 million.

A reconciliation of each of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow to the most directly comparable GAAP measure has been provided in the tables at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Please note that all results and guidance are based on the new revenue recognition standard ASC 606.

First Quarter 2018 and Recent Business Highlights

•                  Successfully completed its initial public offering and listed its shares on the Nasdaq Global Market in May 2018.  Carbon Black sold 9,200,000 shares of common stock at a price of $19.00 per share, including the full exercise of the underwriter’s option to purchase an additional 1,200,000 shares of common stock, for total proceeds of approximately $162.6 million net of underwriters’ discounts and commissions.

•                  Continued to grow its customer base, ending the quarter with 4,006 total customers, up from 2,648 in the year-ago period and from 3,739 at the end of the previous quarter. Growth was driven by strong demand across the entire product portfolio and customer acquisition across a broad range of industries. New customers, for example, included a top 10 global automaker, a leading global ecommerce company, a large European healthcare provider, and one of the world’s largest military organizations.

•                  Continued traction with our cloud products, providing powerful customer validation of the Cb Predictive Security Cloud™ (PSC) platform. Growth of customers who licensed at least one cloud product increased to 1,870 at the end of the first quarter, compared to 552 in the year-ago period and 1,605 at the end of the previous quarter.

•                  Delivered Cb Defense for VMware, a new offering on the Predictive Security Cloud platform, jointly developed through an exclusive partnership with VMware and designed to bring a new level of security to software-defined data centers. Carbon Black also saw significant uptake in its first full quarter of shipping Cb ThreatSight, a managed triage alert service that leverages the Predictive Security Cloud to help understaffed security teams prioritize the most threatening alerts in their environment.

•                  Expanded its relationship with IBM Security by integrating the Cb Predictive Security Cloud with the newly launched IBM X-Force Threat Management Services. Carbon Black also announced that strong customer adoption of existing Carbon Black / IBM integrations has fueled two new integrations between Cb Defense and IBM Security’s QRadar and BigFix.

Business Outlook

Based on information as of today, June 7, 2018, Carbon Black is issuing the following financial guidance for the second quarter and full year fiscal 2018:

	Second Quarter Fiscal 2018	Full Year Fiscal 2018
Total Revenue	$48.5 million to $49.0 million	$203.0 million to $204.5 million
Non-GAAP Loss from Operations	($18.0) million to ($17.5) million	($63.5) million to ($62.0) million
Non-GAAP Net Loss per Share	($0.42) to ($0.41)	($1.35) to ($1.32)

Carbon Black’s forward-looking non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, change in fair value of warrant liability and accretion of preferred stock to redemption value. Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, particularly with respect to stock-based compensation expense. Stock-based compensation expense is directly impacted by unpredictable fluctuations in our stock price and by future hiring, turnover and retention needs, all of which are difficult to predict and subject to change. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP loss from operations and GAAP net loss per share.

Conference Call Information

Carbon Black will host a conference call today, June 7, 2018, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the conference call will be available on available on the “Events” page of the Carbon Black investor relations website at https://investors.carbonblack.com/. To access the call by phone, dial (866) 394-4596 (domestic) or (210) 874-7849 (international). A replay of this conference call will be available for a limited time at (855) 859-2056 (domestic) or (404) 537-3406 (international) with passcode 7788959. A replay of the webcast will also be available for a limited time at https://investors.carbonblack.com/.

About Carbon Black

Carbon Black (NASDAQ: CBLK) is a leading provider of next-generation endpoint security. Carbon Black serves more than 4,000 customers globally, including 33 of the Fortune 100. As a cybersecurity innovator, Carbon Black has pioneered multiple endpoint security categories, including application control, endpoint detection and response (EDR), and next-generation antivirus (NGAV). Leveraging its big data and analytics cloud platform — the Cb Predictive Security Cloud — Carbon Black solutions enable customers to defend against the most advanced cyber threats, including malware, ransomware, and non-malware attacks. Deployed via the cloud, on premise, or as a managed service, customers use Carbon Black solutions to lock down critical systems, hunt threats, and replace legacy antivirus.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the second quarter and full year fiscal 2018, our position to execute on our go-to-market strategy, our introduction of future product enhancements and the potential advantages of those enhancements, and our ability to expand our leadership position and drive revenue growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our history of losses; failure (or the perceived failure) of our products to detect cyber attacks; our investments in new products and our ability to introduce new features, services or enhancements; the intense competition that we face in our market; our ability to effectively expand our sales and marketing organization; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth in the market for next-generation endpoint security solutions and adjacent security markets and our ability to penetrate those markets; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks detailed under the caption “Risk Factors” in the final prospectus for our initial public offering filed on May 4, 2018 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (“SEC”), as updated by our subsequently filed quarterly report on Form 10-Q and our other SEC filings. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, and, in the case of non-GAAP net loss, change in fair value of warrant liability and accretion of preferred stock to redemption value. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted. Carbon Black uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Carbon Black’s ongoing operational performance. Carbon Black believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Carbon Black’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. Carbon Black uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of Carbon Black’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. Carbon Black believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as Carbon Black’s management and board of directors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of Carbon Black’s website at http://investors.cabonblack.com/.

Carbon Black and Predictive Security Cloud are registered trademarks or trademarks of Carbon Black, Inc. in the United States and other jurisdictions.

Investor Relations Contact

Brian Denyeau

ICR for Carbon Black

646-277-1251

investorrelations@carbonblack.com

Media Relations Contact

Ryan Murphy

Carbon Black

Senior PR Manager

917-693-2788

rmurphy@carbonblack.com

CARBON BLACK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$33,686	$36,073
Accounts receivable	36,800	60,850
Prepaid expenses and other current assets	7,857	6,040
Deferred commissions, current portion	10,440	9,551
Total current assets	88,783	112,514
Deferred commissions, net of current portion	20,008	20,404
Property and equipment, net	12,796	12,459
Intangible assets, net	3,701	4,092
Goodwill	119,656	119,656
Other long-term assets	3,649	2,436
Total assets	$248,593	$271,561
Liabilities, Redeemable Convertible and Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,858	$2,481
Accrued expenses	16,542	18,846
Deferred revenue, current portion	123,746	130,165
Deferred rent	1,041	944
Total current liabilities	144,187	152,436
Deferred revenue, net of current portion	38,250	38,535
Warrant liability	5,647	2,766
Deferred rent, net of current portion	2,935	3,114
Deferred tax liability	37	33
Other long-term liabilities	42	42
Total liabilities	191,098	196,926

Redeemable convertible preferred stock	373,243	333,204

Series A convertible preferred stock	1,599	1,510
Stockholders’ deficit:
Common stock	11	11
Treasury stock, at cost	(6)	(6)
Additional paid-in capital	—	13,429
Accumulated deficit	(317,352)	(273,513)
Total stockholders’ deficit	(317,347)	(260,079)
Total liabilities, redeemable convertible and convertible preferred stock and stockholders’ deficit	$248,593	$271,561

CARBON BLACK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Revenue:
Subscription, license and support	$45,391	$33,005
Services	3,043	2,940
Total revenue	48,434	35,945
Cost of revenue:
Subscription, license and support - Cost of	7,212	4,831
Services	3,003	2,770
Total cost of revenue	10,215	7,601
Gross profit	38,219	28,344
Operating expenses:
Sales and marketing	30,678	24,359
Research and development	14,922	11,547
General and administrative	10,426	4,929
Total operating expenses	56,026	40,835
Loss from operations	(17,807)	(12,491)
Interest income	68	42
Interest expense	(23)	(73)
Change in fair value of warrant liability	(2,881)	126
Other income (expense), net	120	(26)
Loss before income taxes	(20,523)	(12,422)
Provision for income taxes	71	17
Net loss and comprehensive loss	(20,594)	(12,439)
Accretion of preferred stock to redemption value	(40,039)	(11,647)
Net loss attributable to common stockholders	$(60,633)	$(24,086)
Net loss per share attributable to common stockholders— basic and diluted	$(5.38)	$(2.40)
Weighted-average common shares outstanding—basic and diluted	11,264,252	10,039,592

CARBON BLACK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2018	2017

Cash flows from operating activities:
Net loss	$(20,594)	$(12,439)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,905	1,658
Stock-based compensation expense	2,389	2,207
Provisions for doubtful accounts	19	(155)
Non-cash interest expense	9	1
Change in fair value of warrant liability	2,881	(126)
Deferred income taxes	4	—
Changes in operating assets and liabilities:
Accounts receivable	24,031	14,314
Prepaid expenses and other assets	(1,861)	(2,469)
Deferred commissions	(494)	(154)
Accounts payable	25	1,050
Accrued expenses	(2,305)	(6,060)
Deferred revenue	(6,703)	(4,596)
Deferred rent	(82)	(206)
Other long-term liabilities	(1)	(67)
Net cash used in operating activities	(777)	(7,042)
Cash flows from investing activities:
Purchases of property and equipment	(1,495)	(828)
Capitalization of internal-use software costs	(293)	(204)
Net cash used in investing activities	(1,788)	(1,032)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,065	557
Payments of deferred financing costs	(47)	(76)
Payments of initial public offering costs	(840)	(2)
Net cash provided by financing activities	178	479
Net decrease in cash and cash equivalents	(2,387)	(7,595)
Cash and cash equivalents at beginning of period	36,073	51,503
Cash and cash equivalents at end of period	$33,686	$43,908

CARBON BLACK, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018		2017
	Amount	% of Revenue	Amount	% of Revenue

GAAP total revenue	$48,434	100%	$35,945	100.0%

Reconciliation of cost of revenue
GAAP cost of subscription, license and support	$7,212	14.9%	$4,831	13.4%
Less: Stock-based compensation	(136)	-0.3%	(75)	-0.2%
Less: Amortization of acquired intangibles	(330)	-0.7%	(330)	-0.9%
Non-GAAP cost of subscription, license and support	$6,746	13.9%	$4,426	12.3%

GAAP cost of services	$3,003	6.2%	$2,770	7.7%
Less: Stock-based compensation	(57)	-0.1%	(54)	-0.2%
Non-GAAP cost of services	$2,946	6.1%	$2,716	7.6%

Reconciliation of gross profit
GAAP gross profit	$38,219	78.9%	$28,344	78.9%
Plus: Stock-based compensation	193	0.4%	129	0.4%
Plus: Amortization of acquired intangibles	330	0.7%	330	0.9%
Non-GAAP gross profit	$38,742	80.0%	$28,803	80.1%

Reconciliation of operating expenses
GAAP sales and marketing	$30,678	63.3%	$24,359	67.8%
Less: Stock-based compensation	(936)	-1.9%	(873)	-2.4%
Less: Amortization of acquired intangibles	(22)	0.0%	(22)	-0.1%
Non-GAAP sales and marketing	$29,720	61.4%	$23,464	65.3%

GAAP research and development	$14,922	30.8%	$11,547	32.1%
Less: Stock-based compensation	(564)	-1.2%	(619)	-1.7%
Less: Amortization of acquired intangibles	(39)	-0.1%	(39)	-0.1%
Non-GAAP research and development	$14,319	29.6%	$10,889	30.3%

GAAP general and administrative	$10,426	21.5%	$4,929	13.7%
Less: Stock-based compensation	(696)	-1.4%	(586)	-1.6%
Less: Legal settlement	(3,900)	-8.1%	—	0.0%
Non-GAAP general and administrative	$5,830	12.0%	$4,343	12.1%

Reconciliation of loss from operations
GAAP loss from operations	$(17,807)	-36.8%	$(12,491)	-34.8%
Plus: Stock-based compensation	2,389	4.9%	2,207	6.1%
Plus: Legal settlement	3,900	8.1%	—	0.0%
Plus: Amortization of acquired intangibles	391	0.8%	391	1.1%
Non-GAAP loss from operations	$(11,127)	-23.0%	$(9,893)	-27.5%

Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(60,633)	-125.2%	$(24,086)	-67.0%
Plus: Accretion of preferred stock to redemption value	40,039	82.7%	11,647	32.4%
GAAP net loss	(20,594)	-42.5%	(12,439)	-34.6%
Plus: Stock-based compensation	2,389	4.9%	2,207	6.1%
Plus: Legal settlement	3,900	8.1%	—	0.0%
Plus: Amortization of acquired intangibles	391	0.8%	391	1.1%
Plus (Less): Change in fair value of warrant liability	2,881	5.9%	(126)	-0.4%
Non-GAAP net loss	$(11,033)	-22.8%	$(9,967)	-27.7%

Reconciliation of net loss per share
Net loss per share attributable to common stockholders, basic and diluted	$(5.38)		$(2.40)
Plus: Accretion of preferred stock to redemption value	3.55		1.16
Plus: Stock-based compensation	0.21		0.22
Plus: Legal settlement	0.35		—
Plus: Amortization of acquired intangibles	0.03		0.04
Plus (Less): Change in fair value of warrant liability	0.26		(0.01)
Non-GAAP net loss per share, basic and diluted	$(0.98)		$(0.99)

Weighted average shares used in GAAP and non-GAAP net loss per share, basic and diluted	11,264,252		10,039,592

Computation of free cash flow
Net cash used in operating activities	$(777)		$(7,042)
Less: Purchases of property and equipment	(1,495)		(828)
Less: Capitalization of internal-use software costs	(293)		(204)
Free cash flow	$(2,565)		$(8,074)